SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 19, 2005

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number) (I.R.S. Employer Identification Number)
1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(ZipCode)

Registrant’s telephone number, including area code	(201) 236-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

                As previously disclosed in a Current Report on Form 8-K filed on April 25, 2005, Hudson United Bancorp (the “Company”) expected to enter a Separation Agreement and General Release (the “Agreement”) with Mr. Jacques Driscoll, Executive Vice President - Retail Banking, in connection with his resignation from employment with the Company. The Agreement was entered into by the parties on May 19, 2005. Under the Agreement, the Company and Mr. Driscoll mutually release each other from any claims and the Company agrees to pay Mr. Driscoll (i) his salary through April 29, 2005 and (ii) a lump sum amount of $59,700 (representing three months salary).

Item 9.01. Financial Statements and Exhibits.

c.	Exhibits.
10.1	Separation Agreement and General Release dated May 19, 2005 between Hudson United Bancorp and Jacques Driscoll.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2005	HUDSON UNITED BANCORP By: /s/ James W. Nall ———————————————————— Name: James W. Nall Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Separation Agreement and General Release dated May 19, 2005 between Hudson United Bancorp and Jacques Driscoll.